Exhibit 10.2

AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

Effective July 11, 2018, IFRESH INC., a Delaware corporation (the “Company”), and TRITON FUNDS LP, a Delaware limited partnership (the “Buyer”), entered into this Amendment and agree as follows:

WHEREAS:

The Company and Buyer are parties to the Common Stock Purchase Agreement dated July 11, 2018 (the “Agreement”).

The Company and Buyer desire to amend the Agreement as provided in this Amendment.

Capitalized terms used herein and not otherwise defined herein shall have the same meaning as those terms have in the Agreement.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

Section 1(b) of the Agreement is amended by deleting the following sentences:

“Additionally, and except with respect to the Buyer, the Company shall not sell any shares of Common Stock registered under the Shelf Registration Statement or any other registration statement of the Company for ninety (90) calendar days after the Closing Date.”

Section 1(b) of the Agreement is further amended by adding the following sentence at the end of Section 1(b):

“If, within ninety (90) calendar days after the Closing Date, (i) the Company sells any shares of Common Stock registered under the Shelf Registration Statement or any other registration statement of the Company (the “Post-Closing Shares”) and (ii) the sale price of such Post-Closing Shares (the “Post-Closing Sale Price”) is lower than the Purchase Price, then the Company shall issue to the Buyer a quantity of shares equal to the number of Compensation Shares, which number is calculated according to the following formula but in no event in excess of 700,000:

{[(Purchase Price) - (Post-Closing Sale Price)] * 90,910} I (Post-Closing Sale Price).

The Company may issue and/or sell shares of Common Stock registered under the Shelf Registration Statement or any other registration statement of the Company at a price above the Purchase Price at any time without restriction.”

Section 1(c) of the Agreement is deleted in its entirety and replaced with the following: “The Closing Date shall occur on or before July 20, 2018. If the Closing Date does not occur on or before July 20, 201 8, the Agreement and this Amendment shall terminate automatically and be of no further effect.”

Section 4(g) of the Agreement is deleted in its entirety and replaced with the following: “If the Closing Date does not occur on or before July 20, 2018, the Company will reduce the Donation to 1000 shares and immediately issue to the Buyer.”

Section 9(j) of the Agreement shall be deleted in its entirety.

Section 1O(n) of the Agreement is deleted in its entirety and replaced with the following: “Purchase Price” means $5.50 per share of Common Stock, subject to the terms of this Agreement and subject to appropriate adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.”

Exhibit B is amended by deleting 89,285 shares and replacing with 90,910.

IN WITNESS WHEREOF, the Buyer and the Company have caused this Common Stock Purchase Agreement to be duly exercised as of the date first written above.

THE COMPANY:

IFRESH INC.

By:
Name:	Adam He
Title:	Chief Financial Officer

BUYER:

TRITON FUNDS LP

By:
Name:	Tyler Hoffman - Authorized Signatory
Title: